EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ZAP (the "Company") on Form 10-Q for the period ending March 31, 2013 as filed with the U.S. Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  May 15, 2013 By: /s/ Alex Wang
Alex Wang
Co-Chief Executive Officer
 (Co-Principal Executive Officer).

Dated:  May 15, 2013 By: /s/ Charles Schillings
Charles Schillings
Co-Chief Executive Officer
 (Co-Principal Executive Officer).

Dated: May 15, 2013 By: /s/ Benjamin Zhu
Benjamin Zhu
Chief Financial Officer
(Principal Financial Officer)